KRISPY KREME, INC. 2021 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT THIS RESTRICTED STOCK UNIT AGREEMENT (this “Restricted Stock Unit Agreement”), dated as of ________________, 20___ (the “Effective Date”), is made by and between KRISPY KREME, INC., a Delaware corporation (the “Company”), and _____________ (the “Participant”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan (as may be amended and/or restated from time to time, the “Plan”). 1. Restricted Stock Unit Grant. In accordance with the terms of the Plan and subject to this Restricted Stock Unit Agreement, as of the Effective Date, the Participant is hereby granted ________________ Restricted Stock Units. The Restricted Stock Units, and any Shares acquired upon settlement thereof, are subject to the following terms and conditions and to the provisions of the Plan, the terms of which are incorporated by reference herein. 2. Vesting Period. (a) In General. The Restricted Stock Units shall become vested as follows: (i) sixty percent (60%) of the Restricted Stock Units shall vest on the third anniversary of the Vesting Commencement Date; (ii) twenty percent (20%) of the Restricted Stock Units shall vest on the fourth anniversary of the Vesting Commencement Date; and (iii) twenty percent (20%) of the Restricted Stock Units shall vest on the fifth anniversary of the Vesting Commencement Date (each, a “Vesting Date”); provided that the Participant remain in continuous employment with the Company or one of its Affiliates at all times from the Effective Date through each applicable Vesting Date. For purposes of this Restricted Stock Unit Agreement, “Vesting Commencement Date” means _______, 20___. (b) Death or Disability. If, before the Restricted Stock Units have otherwise become fully vested in accordance with this Section 2, the Participant’s employment with the Company and its Affiliates terminates by reason of death or Disability, then the Restricted Stock Units shall immediately vest in full as of the date of such termination. (c) Retirement. If, before the Restricted Stock Units have otherwise become fully vested in accordance with this Section 2, the Participant’s employment with the Company and its Affiliates terminates by reason of Retirement, then the Restricted Stock Units shall (i) immediately become vested with respect to the Applicable Fraction of the Restricted Stock Units less any previously vested Restricted Stock Units and (ii) be immediately forfeited and canceled with respect to the remaining unvested Restricted Stock Units. For purposes of applying the Applicable Fraction to the Restricted Stock Units under this Section 2(c), the numerator shall be the number of full months elapsed between the Vesting Commencement Date and the date of the Participant’s termination of employment by reason of Retirement, and the denominator shall be the number of months between the Vesting Commencement Date and the final Vesting Date. For purposes of this Restricted Stock Unit Agreement, “Retirement” means the

2 Participant’s termination of employment (other than a termination for Cause) after attaining age sixty (60) and having completed at least five (5) years of continuous employment with the Company or any of its Affiliates. (d) Change in Control. In the event of a Change in Control, the Restricted Stock Units shall be treated in accordance with Section 13 of the Plan. 3. Settlement of Restricted Stock Units. The Shares related to such vested Restricted Stock Units shall be delivered promptly (and in all events within 60 days) following the date such Restricted Stock Units have become vested. 4. Rights as a Stockholder. The Participant shall not have any rights of a stockholder as a result of receiving a Restricted Stock Unit under this Restricted Stock Unit Agreement, including, but not limited to, any right to vote the Shares to be issued hereunder, unless and until (and only to the extent) the Restricted Stock Units have vested and, thereafter, the Shares have been distributed pursuant to Section 3 hereof. 5. Withholding Taxes. (a) As a condition to acceptance of any Shares in settlement of the Restricted Stock Units, the Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to be withheld (or permitted to be withheld in a manner that will not cause adverse accounting consequences for the Company or an Affiliate) to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations (the “Required Tax Payments”) of the Company or an Affiliate, if any, that arise in connection with the Restricted Stock Units. If the Participant shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Participant. (b) The Participant may elect, subject to Company approval, to satisfy his or her obligation to advance the Required Tax Payments with respect to the Restricted Stock Units by any of the following means: (1) a cash payment to the Company pursuant to Section 5(a) hereof, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares (which the Participant has held for at least six (6) months prior to the delivery of such Shares or which the Participant purchased on the open market and for which the Participant has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Restricted Stock Units (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the Shares otherwise to be delivered to the Participant pursuant to the Restricted Stock Units, a number of whole Shares having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment following the Participant’s sale of (or by a broker-dealer acceptable to the Company through which the Participant has sold) a number of Shares with respect to which the Required Tax Payments have arisen having a Fair Market Value determined as of the Tax Date equal to the Required

3 Tax Payments, or (5) any combination of (1), (2), (3) and (4) above. Any fraction of a Share that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full. 6. Transfers. Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. 7. Governing Law. This Restricted Stock Unit Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state. 8. Agreement Binding on Successors. The terms of this Restricted Stock Unit Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan. 9. No Assignment. Notwithstanding anything to the contrary in this Restricted Stock Unit Agreement, neither this Restricted Stock Unit Agreement nor any rights granted herein shall be assignable by the Participant. 10. Nature of Grant. This Restricted Stock Unit Agreement is intended to comply with the applicable laws of any country or jurisdiction where Restricted Stock Units are granted under the Plan, and all provisions hereof shall be construed in a manner to so comply. In accepting the Restricted Stock Units, the Participant acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past; (c) all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company; (d) the Participant is voluntarily participating in the Plan; (e) the Restricted Stock Units and any Shares acquired under the Plan are not intended to replace any pension rights or compensation; (f) the Restricted Stock Units and any Shares acquired under the Plan and the income and value of same, are not part of the Participant’s normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

4 (g) the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty; (h) the value of such Shares may increase or decrease in value; (i) to the extent permitted by applicable law, no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Units resulting from the termination of the Participant’s employment with the Company or an Affiliate (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing continuous employment or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Restricted Stock Units to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or an Affiliate, waive the Participant’s ability, if any, to bring any such claim, and release the Company or an Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; (j) for purposes of the Restricted Stock Units, the Participant’s employment will be considered terminated as of the date the Participant is no longer actively providing services to the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing employment or service or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Restricted Stock Unit Agreement or determined by the Company, the Participant’s right to vest in the Restricted Stock Units will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); (k) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Restricted Stock Unit Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (l) the Participant acknowledges and agrees that neither the Company nor an Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant upon settlement of the Restricted Stock Units.

5 11. DATA PRIVACY. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Restricted Stock Unit Agreement and any other grant materials by and among, as applicable, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing participation in the Plan. The Participant understands that the Company and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to a third party stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws with a lower level of protection than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s continuous employment and career with the Company or an Affiliate will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant the Participant restricted stock units or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative. 12. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Restricted Stock Unit Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

6 13. Severability. Should any provision of this Restricted Stock Unit Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Unit Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Unit Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Unit Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction. 14. Entire Agreement. This Restricted Stock Unit Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof. 15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section. 16. Counterparts; Electronic Signature. This Restricted Stock Unit Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Restricted Stock Unit Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand. 17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto. 18. Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, any amount due to the Participant under this Restricted Stock Unit Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code. 19. Code Section 280G. (a) Notwithstanding anything to the contrary contained in this Restricted Stock Unit Agreement, to the extent that, upon a Change in Control, any of the payments and benefits provided for under the Plan, any Award Agreement or any other agreement or arrangement between the Company or any of its Affiliates and the Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code (a “Parachute Payment”), then, if and solely to the extent that reducing such Payments would result in the Participant receiving a

7 greater amount, on an after-tax basis, taking into account any excise tax and all applicable income, employment and other taxes payable on such amounts, the Payments shall be reduced to the amount that would result in no portion of the Payments being treated as an excess parachute payment pursuant to section 280G of the Code. (b) Any reduction in the amount of compensation or benefits effected pursuant to this Section 19 shall first come, in order and, in each case, solely to the extent necessary, from any cash severance benefits payable to the Participant, then from any other payments that are treated in their entirety as Parachute Payments and then from any other Parachute Payments payable to the Participant with the later possible payment or vesting date being reduced or eliminated before a payment or benefit with an earlier payment or vesting date; provided that if the foregoing order of reduction or elimination would violate Section 409A of the Code, then the reduction shall be made pro rata among the payments or benefits otherwise due or payable to the Participant. 20. Code Section 409A; Reformation. (a) The intent of the parties is that the payments and benefits under this Restricted Stock Unit Agreement comply with Section 409A of the Code (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Restricted Stock Unit Agreement shall be interpreted to be in compliance therewith or exempt therefrom. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Restricted Stock Unit Agreement or any other arrangement between the Participant and the Company during the six (6) month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). All payments under this Restricted Stock Unit Agreement shall be considered to be separate payments for purposes of Section 409A. The Company makes no representation that any or all of the payments described in this Restricted Stock Unit Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A. (b) If any provision of this Restricted Stock Unit Agreement or the Plan shall be invalid or unenforceable, in whole or in part, or as applied to any circumstance, under the laws of any jurisdiction that may govern for such purpose, or if any provision of this Restricted Stock Unit Agreement or the Plan needs to be interpreted to comply with the requirements of Section 409A, then such provision shall be deemed to be modified or restricted, or so interpreted, to the extent and in the manner necessary to render the same valid and enforceable, or to the extent and in the manner necessary to be interpreted in compliance with such requirements of the Code, either generally or as applied to such circumstance, or shall be deemed excised from this Restricted Stock Unit Agreement or the Plan, as the case may require, and this Restricted Stock Unit

8 Agreement or the Plan shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. [remainder of page intentionally left] 00027474.docx

ELECTRONIC ACCEPTANCE By the Participant’s electronic acceptance hereof, the Participant and the Company agree that this Award is granted and governed by the terms and conditions of the Plan and this Restricted Stock Unit Agreement. By the Participant’s electronic acceptance hereof, the Participant agrees that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents by the Company, or any third party involved in administering the Plan that the Company may designate, may deliver in connection with this Award (including the Plan, this Restricted Stock Unit Agreement, account statements, or other communications or information) whether via the Company’s intranet or the internet site of such third party or via email or such other means of electronic delivery specified by the Company. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on- line or electronic system established and maintained by the Company or any third party involved in administering the Plan that the Company may designate. 00027474.docx